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                           SAGEBRUSH TECHNOLOGY, INC.

                              FINANCIAL STATEMENTS

                         YEARS ENDED DECEMBER 31, 1998,
                                  1997 AND 1996


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                                TABLE OF CONTENTS




INDEPENDENT AUDITORS' REPORT
    ON FINANCIAL STATEMENTS.................................................1

FINANCIAL STATEMENTS

    Balance Sheets..........................................................2

    Statements of Operations and Accumulated Deficit........................3

    Statements of Cash Flows................................................4

    Notes to Financial Statements...........................................5





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                          Independent Auditors' Report



To the Board of Directors
Sagebrush Technology, Inc.

We have audited the accompanying balance sheets of SAGEBRUSH TECHNOLOGY, INC. (an S Corporation) as of December 31, 1998 and 1997, and the related statements of operations, retained earnings, and cash flows for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sagebrush Technology, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.







March 24, 2000

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                           SAGEBRUSH TECHNOLOGY, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                                   Page 1 of 2


                                     ASSETS

                                                       1998        1997
CURRENT ASSETS:                                      ----------  ----------
 Cash                                                $  88,913   $  10,574
 Accounts receivable                                   152,466      51,532
                                                     ----------  ----------
  Total current assets                                 241,379      62,106
                                                     ----------  ----------
FIXED ASSETS:
 Equipment                                             145,412      96,525
 Furniture and fixtures                                  7,059       4,251
                                                     ----------  ----------
                                                       152,471     100,776
 Accumulated depreciation and amortization            (111,116)   (100,776)
                                                     ----------  ----------
                                                        41,355           -
                                                     ----------  ----------

                                                     $ 282,734   $  62,106
                                                     ==========  ==========

CURRENT LIABILITIES:
 Accounts payable                                    $ 101,842   $ 148,943
 Amount due officer                                     50,690      50,690
 Accrued payroll and related taxes                      71,844      64,900
 Royalties payable to officer                           73,666      33,816
 Accrued liabilities                                    20,149      28,021
                                                     ----------  ----------
   Total current liabilities                           318,191     326,370
                                                     ----------  ----------
CONTINGENCIES:
 Contingencies                                               -           -

STOCKHOLDERS' DEFICIT:
 Common stock, no par value, 50,000,000 shares
  authorized; 140,000 shares issued and
  outstanding at December 31, 1998 and 1997                140         140
 Accumulated deficit                                   (35,597)   (264,404)
                                                     ----------  ----------
                                                       (35,457)   (264,264)
                                                     ----------  ----------
                                                     $ 282,734   $  62,106
                                                     ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                           SAGEBRUSH TECHNOLOGY, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                            1998          1997          1996
                                        ------------  ------------  ------------
REVENUES:
 Sales                                  $ 1,758,747   $   658,191   $ 1,039,318
                                        ------------  ------------  ------------

OPERATING COSTS AND EXPENSES:
 Costs of goods sold                        906,655       417,071       781,760
 Selling, general and administrative        743,845       362,010       300,267
 Depreciation                                10,340         2,258         6,342
                                        ------------  ------------  ------------
                                          1,660,840       781,339     1,088,369
                                        ------------  ------------  ------------
INCOME (LOSS) FROM OPERATIONS                97,907      (123,148)      (49,051)
                                        ------------  ------------  ------------
OTHER INCOME (EXPENSES):
 Other income                               148,263        98,917             -
 Interest expense                           (17,363)       (6,623)      (11,642)
                                        ------------  ------------  ------------
                                            130,900        92,294       (11,642)
                                        ------------  ------------  ------------
NET INCOME (LOSS)                           228,807       (30,854)      (60,693)

ACCUMULATED DEFICIT, BEGINNING OF YEAR     (264,404)     (233,550)     (172,857)
                                        ------------  ------------  ------------
ACCUMULATED DEFICIT, END OF YEAR        $   (35,597)  $  (264,404)  $  (233,550)
                                        ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                           SAGEBRUSH TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                            1998          1997          1996
                                        ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                      $   228,807   $   (30,854)  $   (60,693)
 Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities -
   Depreciation                              10,340         2,258         6,342
   (Increase) decrease in accounts
    receivable                             (100,934)       35,941        (5,321)
   (Decrease) increase in accounts
    payable                                 (47,101)      (32,750)       53,422
   (Decrease) increase in amount due
    officer                                       -        50,690             -
   (Decrease) increase in accrued
    payroll                                   6,944        53,653         2,342
   (Decrease) increase in royalties
    payable                                  39,850       (11,219)            -
   (Decrease) increase in accrued
    liabilities                              (7,872)      (58,303)        2,333
                                        ------------  ------------  ------------
  Net cash provided by (used in)
   operating activities                     130,034         9,416        (1,575)
                                        ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of equipment                     (51,695)            -             -
                                        ------------  ------------  ------------
  Net cash used in investing activities     (51,695)            -             -
                                        ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                            78,339         9,416        (1,575)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR                           10,574         1,158         2,733
                                        ------------  ------------  ------------
CASH AND CASH EQUIVALENTS,
 END OF YEAR                            $    88,913   $    10,574   $     1,158
                                        ============  ============  ============

   The accompanying notes are an integral part of these financial statements.


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                           SAGEBRUSH TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Organization - Sagebrush Technology, Inc. (Sagebrush) is a company established on April 4, 1991 and incorporated in New Mexico for the purpose of designing, developing, manufacturing and marketing positioning devices (gimbals), and other business activities.

       Patent - On April 21, 1992 the president of Sagebrush was issued a United States Patent Number 5,105,672 for a Rotary Drive Apparatus Having One Member With Smooth Outer Peripheral Surface. The technology contained in this patent is utilized by Sagebrush in the manufacture of the Company's gimbal product. Sagebrush incurred royalty expense to the president of approximately $64,000, $7,300 and $30,000 for the years ended December 31, 1998, 1997 and 1996,respectively, for the use of this technology.

       Depreciation - The Company's property and equipment are depreciated over their useful lives using the straight-line method.

       Income Taxes - For federal and state income tax purposes, Sagebrush is treated as a S corporation, by which its income, losses and tax credits from the corporation generally pass through to the stockholders in the proportion specified by ownership of the Company's common stock and is included in the personal returns of its stockholders.

       Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and contingent assets and liabilities disclosed in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates and such differences may be material to the financial statements.


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                           SAGEBRUSH TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


(2)    LEASES

       The  Company   leases  office  space  and  warehouse   facilities   under
       noncancelable operating leases expiring in various years through 2001.

       Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1998 for each of the next five years and in the aggregate are:


       Year ended December 31, 1999                        $   25,250
       Year ended December 31, 2000                            57,450
       Year ended December 31, 2001                            27,500
                                                           -----------
       Total minimum future rental payments                $  110,200
                                                           ===========


       Rental expense consisted of minimum lease payments of $19,200, $19,234 and $19,540 for the years ended December 31, 1998, 1997 and 1996, respectively.

       Certain operating leases provide for renewal, and/or purchase options. Generally, purchase options are at prices representing the expected fair market value of the property at the expiration of the lease term. Renewal options are for periods of one year at the rental rate specified in the lease.



(3)    RELATED PARTY TRANSACTIONS

       On April 21, 1997, Sagebrush issued 10,000 shares of its no par value common stock to an employee of the Company for consideration for an agreed condition of employment between Sagebrush and the employee. No cash consideration was given by the employee for the stock.

                           SAGEBRUSH TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


(4) SUBSEQUENT EVENTS

       On December 14, 1999, the Company entered into a merger with NextPath Technologies, Inc. (NextPath), a Nevada corporation, whereas Sagebrush became a wholly owned subsidiary of Sagebrush Technology, Inc., a Delaware corporation. Sagebrush Technology, Inc., a Delaware corporation was formed as a wholly owned subsidiary of NextPath. NextPath is engaged in the development of new and innovative technologies.

       Pursuant to the merger agreement, the stockholders of Sagebrush received 600,000 shares of NextPath's restricted common stock and $2,625,000 in cash and notes receivable. In addition, the stockholders entered into a covenant not to compete with NextPath for a period of two years.

       On December 14, 1999 Sagebrush entered into a consulting agreement with one of the Company's stockholders for a period of three years and ensures the stockholder, among other items, compensation, additional shares of NextPath stock and reimbursement for out-of-pocket expenses.

       On December 14, 1999 Sagebrush entered into an employment agreement with one of the Company's stockholders for a period of five years and ensures the employee, among other items, an annual salary, vacation and an automobile allowance.